Exhibit 10.2

Stock Option Grant

1.                                       Grant of Option

AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants to Lee F. Allen, M.D., Ph.D. (the “Recipient”), an option to purchase 40,000 shares of Common Stock, $.01 par value per share, of the Company as hereinafter set forth (the “Option”), pursuant and subject to the terms and provisions of the Company’s Second Amended and Restated 2007 Equity Incentive Plan (the “Plan”).  The date of grant of this Option is June 25, 2012.

All terms which are defined in the Plan shall have the same meanings herein.

2.                                       Vesting of Option

This Option shall be exercisable in cumulative installments on each of the following dates, as follows:

Date Exercisable	Number of Shares Exercisable

On date of grant	0

On June 25, 2013	10,000

On September 25, 2013	12,500

On December 25, 2013	15,000

On March 25, 2014	17,500

On June 25, 2014	20,000

On September 25, 2014	22,500

On December 25, 2014	25,000

On March 25, 2015	27,500

On June 25, 2015	30,000

On September 25, 2015	32,500

On December 25, 2015	35,000

On March 25, 2016	37,500

On June 25, 2016	40,000

Stock Option Agreement

Except as set forth in this paragraph, no additional shares shall vest and become exercisable between each of the vesting dates set forth above. In the event that the Supplemental New Drug Application (sNDA) for the broad iron deficiency anemia (“IDA”) indication for Feraheme is filed with the U.S. Food and Drug Administration (“FDA”) by the end of 2012 and Dr. Allen remains employed by the Company as of the filing date, then the vesting of 50% of the number of shares subject to the Option that then remain unexercisable shall become exercisable by accelerating the vesting of 50% of the shares with respect to each remaining vesting date.  In the event that (1) FDA approval of the sNDA for the broad IDA indication for Feraheme is obtained by March 31, 2014 and (2) at the time of FDA approval, Dr. Allen continues to be an employee or a service provider to the Company providing services with respect to the sNDA filing for the broad IDA indication for Feraheme, then all shares subject to the Option that then remain unexercisable shall become exercisable.

3.                                       Term of Option

Unless terminated earlier as provided in Section 6 below, this Option shall terminate in seven (7) years on June 25, 2019.

4.                                       Exercise Price

The exercise price of this Option shall be fourteen dollars and eighty-nine cents ($14.89) per share.

5.                                       Exercise and Payment

(a)                                  Method of Payment.    This Option shall be exercisable by delivery to the Company of written notice of exercise, specifying the number of shares for which this Option is being exercised (subject to Section 2 hereof), together with (i) payment to the Company for the total exercise price thereof in cash, by check, (ii) subject to the Company’s approval, by Common Stock of the Company already owned by the Recipient, (iii) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, (iv) delivery by the Recipient to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (v) by some combination thereof; provided that methods (iii) and (iv) shall only be permissible if the Company’s Common Stock is listed on the Nasdaq Global Market or other national securities exchange at such time.

(b)                                 Valuation of Shares Tendered in Payment of Purchase Price.    For the purposes hereof, the fair market value of any share of the Company’s Common Stock which may be delivered to the Company in exercise of this Option shall be determined in good faith by the Board of Directors of the Company, or, in the absence of such determination, shall be equal to the closing price of a share of the Company’s Common Stock as reported on the

Nasdaq Global Market (or other national securities exchange or automated marketplace upon which the Company’s Common Stock is then traded) on the date of exercise of this Option.

(c)                                  Delivery of Shares Tendered in Payment of Purchase Price.    If the Company permits the Recipient to exercise Options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Recipient or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company.  Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this Option.

(d)                                 Use of Statutory Option Stock.    Without derogating from the foregoing, “statutory option stock” (as defined below) may be tendered in payment of the exercise price of this Option even if the stock to be so tendered has not, at the time of tender, been held by the Recipient for the applicable minimum statutory holding period required to receive the tax benefits afforded under Section 421(a) of the Code with respect to such stock.  The Recipient acknowledges that the tender of such “statutory option stock” may have adverse tax consequences to the Recipient.  As used above, the term “statutory option stock” means stock acquired through the exercise of an incentive stock option or an option granted under an employee stock purchase plan.  The tender of statutory option stock in payment of the exercise price of this Option shall be accompanied by written representation (in form satisfactory to the Company) stating whether such stock has been held by the Recipient for the applicable minimum statutory holding period.

6.                                       Effect of Termination of Employment, Board Membership, or Service Provision or Death

This Option shall not be assignable or transferable either voluntarily or by operation of law, except as set forth in this Section 6.  Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an “incentive stock option” may be deemed to be a nonqualified stock option as a result of such transfer.  Further, notwithstanding the foregoing, the Recipient may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Recipient, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

In the event the Recipient during his or her lifetime ceases to be an employee, member of the Board of Directors, or other service provider of the Company or of any subsidiary for any reason, other than death or disability, any unexercised portion of this Option which was otherwise exercisable on the date of termination of employment shall expire unless exercised within three months of that date, but in no event after the expiration of the term hereof.

In the event of termination of employment, board membership, or service in any other capacity because of the death or disability of the Recipient (i) while an employee, board member, or service provider of the Company or any subsidiary, or (ii) during the three-month period following termination of his or her employment, status as a director, or status as a service provider for any reason other than death or disability, this Option shall be exercisable for the number of shares otherwise exercisable on the date of death, disability or termination, by the Recipient or his or her personal representatives, heirs or legatees, as the case may be, at any time prior to the expiration of one (1) year from the date of the death or disability of the Recipient, but in no event after the expiration of the term hereof.

Notwithstanding the foregoing, if the Recipient, prior to the termination date of this Option,  (i) violates any provision of any employment agreement or any confidentiality or other agreement between the Recipient and the Company, (ii) commits any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof, (iii) attempts to commit, or participate in, a fraud or act of dishonesty against the Company, or (iv) commits gross misconduct, the right to exercise this Option shall terminate immediately upon written notice to the Recipient from the Company describing such violation or act.

7.                                       Employment, Board Membership or Service

Nothing contained in this Option or in the Plan shall be construed as giving the Recipient any right to be retained in the employ, board membership, or service of the Company or any of its subsidiaries.

8.                                       Withholding Taxes

The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to exercise of this Option.

9.                                       Plan Provisions

Except as otherwise expressly provided herein, this Option and the rights of the Recipient hereunder shall be subject to and governed by the terms and provisions of the Plan, including without limitation the provisions of Section 4 thereof.

10.                                 Recipient Representation; Stock Certificate Legend

The Recipient hereby represents that he or she has received and read the Prospectus filed with the Securities and Exchange Commission as a part of the Registration Statement on Form S-8, which registered the shares under the Plan.

If the Recipient is an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act of 1933), all stock certificates representing shares of Common Stock issued to such Recipient pursuant to this Option shall have affixed thereto legends substantially in the following form:

“The shares represented by this certificate may be deemed to be held by an “affiliate” as defined by the Securities Act of 1933, as amended (the “Act”) and may not be sold, transferred or assigned unless such sale is pursuant to an effective registration statement under the Act or an opinion of counsel, satisfactory to the corporation, is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Act.”

11.                                 Notice

Any notice required to be given under the terms of this Option shall be properly addressed as follows:  to the Company at its principal executive offices, and to the Recipient at his or her address set forth below, or at such other address as either of such parties may hereafter designate in writing to the other.

12.                                 Qualification under Section 422

It is understood and intended that this Option shall qualify as an “incentive stock option” as defined in, and to the maximum extent permitted under, Section 422 of the Internal Revenue Code.  Accordingly, the Recipient understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any shares acquired upon exercise of this Option within the one (1) year period beginning on the day after the day of the transfer of such shares to him or her, nor within the two (2) year period beginning on the day after the grant of this Option.  If the Recipient intends to dispose or does dispose (whether by sale, exchange, gift, transfer or otherwise) of any such shares within said periods, he or she will notify the Company within thirty (30) days after such disposition.

13.                                 Enforceability

This Option shall be binding upon the Recipient, his or her estate, and his or her personal representatives and beneficiaries.

14.                                 Effective Date

The effective date of this Option is June 25, 2012.

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IN WITNESS WHEREOF, this Option has been executed by a duly authorized officer of the Company as of the effective date.

AMAG Pharmaceuticals, Inc.

By:
Name: Frank E. Thomas
Title: Chief Operating Officer

Recipient’s Acceptance:

The undersigned hereby accepts this Option and agrees to the terms and provisions set forth in this Option and in the Plan (a copy of which has been delivered to him/her).

(Signature of Recipient)

Lee F. Allen, M.D., Ph.D.

Address:

Date:	June 25, 2012